July 20th, 2012

Mr. Baoky Vu

Chairman of the Board

Bonanza Goldfields Corporation

RE: Resignation Letter

Mr. Vu,

I am informing you of my decision to resign as a director of the board of Bonanza Goldfields Corporation. After careful consideration, I have come to the conclusion that resigning is in the best interest of Bonanza. It will afford the company my ongoing expertise as a paid geological consultant assisting Bonanza in its exploration and production activities, while not appearing to have a conflict of interest.

Sincerely,

William C. Berridge